Exhibit No. 4
Shallbetter Industries, Inc.
Form 10-SB

                         PROMISSORY NOTE



$10,000
                                                Minneapolis, Minnesota

                                                 December  29, 1999

FOR VALUE RECEIVED, Craig Laughlin ("Borrower") promises to pay Shallbetter Industries, Inc. ("Holder") the principal sum of TEN THOUSAND DOLLARS ($10,000) with interest at the rate of 6% per anum. Principal and interest shall be payable to Holder at 11900 Wayzata Blvd. Suite #100 Hopkins, MN 55305 on February 1, 2000, or sooner at Borrower's option.

1.    Interest.    Borrower  will  pay  interest  on  the  unpaid
   principle amount hereof from time to time outstanding at the rate of eight (6%) per annum.

2. Payment Schedule. Principle payments shall be due and payable as follows: $3,000 on Feb. 1, 2000; $3,500 on April 1,
   2,000, and $3,500 on June 1, 2000. Accrued interest on this Note shall be payable on June 1, 2000.

3.    Security  Interest.   This Note is secured  by  a  Security
   Agreement of even date, executed by Borrower in favor of Holder covering the collateral described therein.

4.    Full  Recourse.   Holder shall have full  recourse  against
   Borrower in the event of a default.

5.    Bankruptcy.  This Note shall be immediately due and payable
   (including unpaid interest accrued thereon) without demand or notice thereof upon filing of a petition by or against Borrower under the United States Bankruptcy Code.

6.    Waiver.   Borrower  hereby waive presentment  for  payment,
   notice of nonpayment, protest, notice of protest and all other notice, filing suit and diligence in collecting this Note and any requirement that Holder proceed against any collateral or any other party prior to or in order to enforce payment of this Note, and further consents to any extension, rearrangement, renewal or postponement of the time for payment of this Note and to any other indulgence with respect hereto without notice, consent or consideration.

7. Costs of Collection. Borrower agrees to pay all costs of collection of this Note, including, but not limited to, reasonable attorneys' fees and legal expenses.

8. Notices. All notices required pursuant to the terms of this Note shall be in writing and either delivered personally or sent by United States mail. If sent by mail, notice shall be deemed given the second day following its posting when deposited in the US mail, properly addressed and postage prepaid.

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9.   Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of Minnesota.

IN  WITNESS WHEREOF, this Note has been executed as of  the  date set forth above.
               _____________________________
               Borrower

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